Exhibit 10.30

Second Amendment

Of The

eCollege.com 1999 Employee Stock Purchase Plan

WHEREAS, eCollege.com, a Delaware corporation, (the “Company”) maintains the eCollege.com 1999 Employee Stock Purchase Plan (the “Plan”); and

WHEREAS, under Article X of the Plan, the Board of Directors of the Company (the “Board”) is authorized to amend the Plan, and the Board now considers it desirable to amend the Plan;

1.                                       NOW, THEREFORE, pursuant to the power reserved to the Board by Article X of the Plan, and by virtue of the authority delegated to the undersigned officer by resolution of the Board, the Plan is hereby amended by deleting the phrase “one million (1,000,000)” in Section III.A of the Plan and replacing it with the phrase “one million, one hundred sixty seven thousand (1,167,000).”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer this 22nd day of March, 2005.

eCollege.com

By:	/s/ Oakleigh Thorne
Its:	Chief Executive Officer